Exhibit (l)(1)

July 11, 2025

Blackstone Secured Lending Fund

345 Park Avenue, 31st Floor

New York, New York 10154

Re:	Blackstone Secured Lending Fund

Ladies and Gentlemen:

We have acted as special Delaware counsel for Blackstone Secured Lending Fund (formerly known as Blackstone / GSO Secured Lending Fund), a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The certificate of trust of the Trust, as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on March 26, 2018, as amended by the Certificate of Amendment to Certificate of Trust, as filed in the office of the Secretary of State on December 10, 2020 (the “Certificate of Trust”);

(b)	The Initial Declaration of Trust, dated as of March 26, 2018, between Brad Marshall, as trustee, and Wilmington Trust, National Association, as Delaware trustee (the "Initial Declaration of Trust");

(c)	The Fourth Amended and Restated Agreement and Declaration of Trust, dated as of October 18, 2021, by the trustees of the trust named therein (together with the Initial Declaration of Trust, the “Trust Agreement”);

Blackstone Secured Lending Fund
July 11, 2025

(d)	The Amended and Restated By-Laws of the Trust, dated as of October 18, 2021 (the “By-Laws” and, together with the Trust Agreement, the Trust Documents”);

(e)	The Registration Statement (the “Registration Statement”) on Form N-2, relating to, among other things, the common shares of beneficial interest in the Trust (the “Common Shares”), the preferred shares of beneficial interest in the Trust (the “Preferred Shares”), debt securities of the Trust (the “Debt Securities”), warrants to purchase Common Shares, Preferred Shares or Debt Securities of the Trust (the “Warrants”), and the issuance of transferrable rights to purchase the Common Shares in the Trust (the “Rights”); and

(f)	A Certificate of Good Standing for the Trust, dated July 10, 2025, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Documents.

As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Trust.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Trust Documents constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the formation, operation and termination of the Trust, and that the Trust Documents and the Certificate of Trust are in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties (other than the Trust) to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) except to the extent provided in paragraph 2, 3, 4, 5 and 6 below, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the payment by each Person to whom a Common Share, Preferred Share, Debt Security, Warrant or Right is to be issued by the Trust (collectively, the “Securityholders”) for such Common Share, Preferred Share, Debt Security, Warrant or Right, in accordance with the Trust Documents, all resolutions of the Board of Trustees and as contemplated by the Registration Statement, (vii) that the Common Shares, Preferred Shares, Debt Securities, Warrants or Rights will be issued and sold to the Securityholders in accordance with the Trust Documents, any applicable resolutions of the Board of Trustees and as contemplated by the Registration Statement, (viii) that the stated law governing the enforceability of the Rights and Warrants will be Delaware law, (ix) that no vote of shareholders under Section 11.5 of the Trust Agreement will be required in connection with issuance of any Common Shares, Preferred Shares, Debt Securities, Warrants or Rights and (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time. We have not participated in the preparation of the Registration Statement (other than this opinion) and assume no responsibility for its contents except for this opinion.

Blackstone Secured Lending Fund
July 11, 2025

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.       The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq.

2.       When the issuance and specific terms of the Common Shares (including Common Shares to be issued pursuant to the exercise of any duly authorized Rights) have been approved by the Board of Trustees of the Trust, such Common Shares will be duly authorized by all necessary statutory trust action on the part of the Trust under the Act and the Trust Documents and, upon issuance as contemplated by the Trust Agreement and the Registration Statement and as approved by the Board of Trustees of the Trust, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

3.       When the issuance and specific terms of the Preferred Shares (including Preferred Shares to be issued pursuant to the exercise of any duly authorized Warrants) have been approved by the Board of Trustees of the Trust, and the Board of Trustees approves a supplement to the Trust Agreement in accordance with Section 6.2 of the Trust Agreement, such Preferred Shares will be duly authorized by all necessary statutory trust action on the part of the Trust under the Act and the Trust Documents and, upon issuance as contemplated by the Trust Agreement, any supplement to the Trust Agreement and the Registration Statement and as approved by the Board of Trustees of the Trust, will be validly issued, fully paid and nonassessable beneficial interests in the Trust.

4.       When the issuance and specific terms of the Rights have been (i) approved by the Board of Trustees of the Trust in accordance with Section 6.2 of the Trust Agreement, the terms of the related offering thereof, and the execution and delivery of a rights agreement in a form approved by the Board of Trustees, and (ii) the execution, countersignature issuance and delivery of such Rights, such Rights will have been duly authorized by all necessary statutory trust action on the part of the Trust under the Act and the Trust Documents and, when issued, will constitute legal and valid obligations of the Trust enforceable against the Trust in accordance with their terms subject to (i) applicable bankruptcy, insolvency, dissolution, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) judicial imposition of an implied covenant of good faith and fair dealing.

Blackstone Secured Lending Fund
July 11, 2025

5.       When the issuance and specific terms of the Warrants have been (i) approved by the Board of Trustees of the Trust in accordance with Section 6.2 of the Trust Agreement, the terms of the related offering thereof, and the execution and delivery of a warrant agreement in a form approved by the Board of Trustees, and (ii) the execution, countersignature issuance and delivery of such Warrants, such Warrants will have been duly authorized by all necessary statutory trust action on the part of the Trust under the Act and the Trust Documents and, when issued, will constitute legal and valid obligations of the Trust subject to (i) applicable bankruptcy, insolvency, dissolution, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) judicial imposition of an implied covenant of good faith and fair dealing.

6.       When the issuance and specific terms of the Debt Securities have been approved by the Board of Trustees and the Board of Trustees approves (i) the issuance and terms of the Debt Securities, (ii) the execution and delivery of an indenture and related matters by the duly authorized officers of the Trust, such Debt Securities (including any Debt Securities to be issued pursuant to any duly authorized Warrants) will have been duly authorized by all necessary statutory trust action on the part of the Trust under the Act and the Trust Documents.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JWP/CZD